SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 23, 2007

ASIA TIME CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51981	N/A
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Room 1601-1604, 16/F., CRE Centre 889 Cheung Sha Wan Road, Kowloon, Hong Kong	N/A
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(852)-23100101

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On February 23, 2007, Asia Time Corporation (formerly known as SRKP 9, Inc.) (the “Company”) dismissed AJ. Robbins, PC (“AJ. Robbins”) as its independent registered public accounting firm. The Company engaged AJ. Robbins to audit its financial statements for the period from January 3, 2006 (inception) to February 28, 2006 (collectively, the “Audited Financial Statements”). The decision to change accountants was approved and ratified by the Company's Board of Directors. The report of AJ. Robbins on the Audited Financial Statements did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principle, except for an explanatory paragraph relative to the Company's ability to continue as a going concern.

During the period beginning from the time the Company engaged AJ. Robbins as its auditors through February 23, 2007, there have been no disagreements with AJ. Robbins on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure with respect to the Company, which disagreements if not resolved to the satisfaction of AJ. Robbins would have caused AJ. Robbins to make reference to the subject matter of the disagreements in connection with its reports on the Company's financial statements for such periods.

The Company provided AJ. Robbins with a copy of the disclosures to be included in Item 4.01 of this Current Report on Form 8-K and requested that AJ. Robbins furnish the Company with a letter addressed to the Commission stating whether or not AJ. Robbins agrees with the foregoing statements. A copy of the letter from AJ. Robbins to the Commission, dated February 26, 2007, is attached as Exhibit 16.1 to this Current Report on Form 8-K.

The Company has engaged Dominic KF Chan & Co. as the Company's independent registered public accounting firm.

Item 9.01. Exhibits.

(d) Exhibits

Exhibit Number	Description
16.1	Letter from AJ. Robbins, PC to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26, 2007	AISA TIME CORPORATION

	By:	/s/ Kwong Kai Shun
Name Kwong Kai Shun
Title: Chief Executive Officer, Chief Financial Officer and Chairman of the Board